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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3 No. 333-37963) and related Prospectus of Litchfield Financial Corporation for the registration of $51,750,000 Notes payable and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of Litchfield Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






                                                  ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 1997